EXHIBIT 99.1

PRESS RELEASE

For more information contact:	July 20, 2005

Glenda Allred or Sarah Moore

(334) 240-5064

COLONIAL BANCGROUP ANNOUNCES

RECORD NET INCOME OF $57.5 MILLION, UP 33% AND

RECORD EARNINGS PER SHARE OF $0.38

SECOND QUARTER 2005 COMPARED WITH SECOND QUARTER 2004

•	Quarterly EPS of $0.38, up 15%

•	Record net income, up 33%

•	Net interest income increased 24% on expanded net interest margin – 7th consecutive quarter of increased margin

•	Noninterest income, excluding nonrecurring items, increased 21%

•	Solid organic period end loan growth of 9%

•	Strong organic average deposit growth of 15%

•	Continued outstanding credit quality - Nonperforming Assets Ratio at new historic low of 0.20%

•	Florida deposits were over $8 billion at June 30, a 52% increase over the last 12 months

The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder, announced today that the Company had record earnings for the quarter ended June 30, 2005 of $0.38 per diluted share, a 15% increase over the $0.33 recorded for the same quarter of the previous year. Net income for the quarter was $57.5 million, a 33% increase over the $43.3 million earned in the second quarter of 2004.

For the first six months of 2005, Colonial reported $0.75 in net income per diluted share, a 17% increase over the $0.64 reported in the same period in 2004. Net income for the first six months was $110 million, a 33% increase over the $82.4 million reported for the same period in 2004.

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“The Company’s very significant performance in EPS and net income were driven by robust revenue growth, stellar credit quality and effective balance sheet management,” said Mr. Lowder.

Colonial’s net interest income for the quarter increased 24% over the second quarter of 2004 and 26% annualized over the first quarter of 2005. “The strong increase in net interest income was attributed to solid loan growth, outstanding low cost deposit growth and an expanded interest margin,” said Lowder. The net interest margin increased to 3.78%, an 18 basis point increase over the second quarter of 2004 and a 6 basis point increase over the first quarter of 2005, representing the seventh consecutive quarter of net interest margin expansion.

The bank’s average deposits increased by $1.1 billion from the first quarter 2005 and by $2.9 billion over the second quarter of the prior year. Average deposits, excluding the impact of acquisitions and the sale of branches, grew $423 million or 14% annualized from the first quarter of 2005 and by $1.6 billion or 15% from the second quarter of 2004.

“Our increased emphasis over the past 18 months on customer utilization of Bancgroup products is paying dividends. The growth in low cost deposits is a principal driver in the company’s record earnings for the period. I am particularly pleased with our Florida franchise which grew deposits organically 25% over the past twelve months.” said Lowder.

At June 30, 2005, Colonial had sold interests in its mortgage warehouse loans and loans held for sale of $573 million and $427 million, respectively. Colonial increased the amount sold to conduits by $250 million during the second quarter of 2005. Mortgage warehouse loans ended the quarter at $713 million compared to $664 million at March 31, 2005.

Total loans, excluding mortgage warehouse lending, acquisitions and the sale of branches, increased by $185 million or 5.8% annualized from March 31, 2005 and by $1 billion or 9.1% from June 30, 2004. Credit quality, a hallmark of Colonial, remained excellent during the quarter. Colonial’s nonperforming assets ratio hit a new record low of 0.20% at June 30, 2005

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down from the previous record low of 0.29% at March 31, 2005 and 0.38% at June 30, 2004. Annualized net charge-offs were 0.15% of average loans for the second quarter of 2005. The allowance for loan losses was 1.14% of total loans and represented 563% of nonperforming assets at June 30, 2005.

Colonial completed the sale of seven branches, four in Alabama and three in Tennessee, on June 24, 2005. The branches sold had approximately $18 million in loans and $139 million in deposits. Colonial recognized a gain of $9.6 million on the sale of branches which was offset substantially by losses of $3.5 million related to the sale of $745 million in securities and fees of $5.6 million incurred on prepayment of long-term debt. “We will continue to bring a disciplined focus to an ongoing analysis of the franchise. Our activity in branch sales in slow or no-growth areas is deliberately balanced with our acquisition and opening of branches in high growth markets throughout our footprint,” said Lowder.

Noninterest income, excluding securities gains and losses and gain on sale of branches, increased $8 million over the first quarter 2005. The increase was primarily from mortgage warehouse lending fees of $3.1 million, service charges on deposit accounts of $1 million, mortgage banking revenues of $900,000 and nonrecurring gains on the sale of properties held for sale and certain other assets of $2.3 million. Excluding securities gains and losses, gain on sale of branches and these nonrecurring gains, noninterest income increased 15.8% over the first quarter of 2005.

Noninterest expense, excluding net losses related to the early extinguishment of debt, was $126.2 million in the current quarter which was a $12 million increase over the first quarter of $114.3 million. The second quarter reflected the first full quarter of expenses from the Union Bank acquisition, expenses from the FFLC acquisition since May 18, over $2 million in merger related expenses, additional expenses for advertising, new hires in retail mortgage banking and financial planning services, variable expenses associated with increased revenues and other operating expenses.

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The Company completed its acquisition of the 16 branch First Federal Savings Bank of Lake County (FFLC), headquartered in Leesburg, Florida, on May 18, 2005. FFLC had $1.2 billion in assets and $838 million in deposits at the date of acquisition.

“Colonial ended the quarter with over $8 billion in deposits in the State of Florida. We believe that having 58% of our deposits, 55% of our assets, and 51% of our branches in the high growth state of Florida will continue to reward our shareholders,” said Mr. Lowder.

Colonial BancGroup currently operates 309 offices with $20.9 billion in assets in Florida, Alabama, Georgia, Nevada, and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

Colonial management will host a conference call on July 20, 2005 at 3:00 PM/ET to discuss the earnings results for the second quarter. Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting Colonial’s web site at www.colonialbank.com. The webcast will be hosted under “Conference Calls and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call dial (800) 406-5356 (Leader: Glenda Allred).

A replay of the conference call will be available beginning at 6:00 PM/ET on July 20, 2005 and ending at midnight on July 27, 2005 by dialing (719) 457-0820 (Passcode: 3191423).

This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2005 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either internationally, nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent and future acquisitions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management’s assumptions regarding allowance for loan losses may not be borne by subsequent events; (vii) changes which may occur in the regulatory environment and (viii) other factors more fully discussed in our periodic reports filed with the Securities and Exchange Commission. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “anticipates” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary

(Dollars in millions)	June 30, 2005	March 31, 2005	June 30, 2004	% Change June 30, ‘04 to ‘05
Total assets	$20,984	$20,001	$17,593	19%
Total loans, net:
Mortgage warehouse loans	713	664	1,041	-31%
All other loans	13,864	12,760	11,265	23%
Securities available for sale and investment securities	3,081	3,695	3,346	-8%
Non-time deposits	8,887	8,267	7,085	25%
Total deposits	14,147	12,980	11,047	28%
Shareholders’ equity	1,920	1,625	1,283	50%

Earnings Summary

	Six Months Ended		% Change June 30, ’04 to ’05	Three Months Ended		% Change June 30, ’04 to ’05
(In thousands, except per share amounts)	June 30, 2005	June 30, 2004		June 30, 2005	June 30, 2004
Net Income:
Net interest income	$344,065	$276,742	24%	$177,423	$143,635	24%
Provision for loan losses	14,939	14,453	3%	9,010	6,519	38%
Noninterest income excluding security (losses) gains and gain on sale of branches	79,394	63,897	24%	43,640	33,636	30%
Security (losses)gains, net	(4,642)	7,050	-166%	(3,487)	(392)	790%
Gain on sale of branches	9,608	—	—	9,608	—	—
Noninterest expense excluding net losses related to extinguishment of debt and merger related expenses	237,276	200,859	18%	124,089	103,512	20%
Merger related expenses	3,209	1,272	152%	2,071	1,190	74%
Net losses related to the early extinguishment of debt	7,877	6,183	27%	5,587	—	—
Net Income	$109,965	$82,448	33%	$57,474	$43,334	33%

EARNINGS PER SHARE:
Net Income
Basic	$0.76	$0.64	19%	$0.38	$0.33	15%
Diluted	$0.75	$0.64	17%	$0.38	$0.33	15%
Average shares outstanding	144,263	128,598		149,782	130,130
Average diluted shares outstanding	145,960	129,726		151,568	131,228

KEY RATIOS:
Net interest margin	3.75%	3.59%	5%	3.78%	3.60%	5%
Book value per share	$12.36	$9.62	28%	$12.36	$9.62	28%
Dividends paid per share	$0.3050	$0.2900	5%	$0.1525	$0.1450	5%

Asset Quality

	June 30, 2005	June 30, 2004
Allowance as a percent of net loans	1.14%	1.19%
Total non-performing assets ratio	0.20%	0.38%
Allowance as a percent of nonperforming assets	563%	317%
Net charge-offs ratio:
Quarter to date (annualized)	0.15%	0.23%
Year to date (annualized)	0.18%	0.22%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

Earnings Summary

						Six Months Ended
(Dollars in thousands, except per share amounts)	2nd Qtr. 2005	1st Qtr. 2005	4th Qtr. 2004	3rd Qtr. 2004	2nd Qtr. 2004	June 30, 2005	June 30, 2004
Net interest income	$177,423	$166,642	$157,939	$149,835	$143,635	$344,065	$276,742
Provision for loan loss	9,010	5,929	5,388	7,153	6,519	14,939	14,453

Noninterest income:
Service charges on deposit accounts	14,827	13,632	14,220	15,033	15,029	28,459	29,214
Financial planning services	3,129	3,892	3,233	3,030	3,983	7,021	7,107
Electronic banking	3,927	3,499	3,455	3,157	3,180	7,426	5,992
Mortgage banking	2,940	2,021	1,908	2,162	2,373	4,961	4,363
Mortgage warehouse fees	3,919	783	330	289	380	4,702	625
Securities gains(losses), net	(3,487)	(1,155)	127	367	(392)	(4,642)	7,050
Gain on sale of branches	9,608	—	—	—	—	9,608	—
Other income (3)	14,898	11,927	10,747	9,022	8,691	26,825	16,596

Total noninterest income	49,761	34,599	34,020	33,060	33,244	84,360	70,947

Noninterest expense:
Salaries and employee benefits	64,905	60,988	57,603	55,509	54,283	125,893	104,983
Occupancy and equipment expenses	25,756	23,529	24,442	23,162	21,874	49,285	43,071
Amortization of intangibles	3,186	2,305	1,926	1,925	1,390	5,491	2,513
Merger related expenses	2,071	1,138	65	662	1,190	3,209	1,272
Net losses related to the early extinguishment of debt (2)	5,587	2,290	1,253	—	—	7,877	6,183
Other expense	30,242	26,365	29,726	25,283	25,965	56,607	50,292

Total noninterest expense	131,747	116,615	115,015	106,541	104,702	248,362	208,314

Income before tax	86,427	78,697	71,556	69,201	65,658	165,124	124,922
Income tax	28,953	26,206	24,329	23,528	22,324	55,159	42,474

Net Income	$57,474	$52,491	$47,227	$45,673	$43,334	$109,965	$82,448

Earnings per share - Diluted
Net Income	$0.38	$0.37	$0.35	$0.34	$0.33	$0.75	$0.64

Selected ratios
Return on average assets*	1.12%	1.09%	1.01%	1.02%	1.01%	1.10%	0.99%
Return on average equity*	12.93%	14.02%	13.60%	13.74%	14.04%	13.43%	13.58%
Efficiency ratio(1)	56.97%	56.37%	59.18%	58.23%	58.90%	56.69%	59.17%
Noninterest income(1)/ avg assets*	0.85%	0.74%	0.73%	0.73%	0.78%	0.80%	0.77%
Noninterest expense(1)/ avg assets*	2.45%	2.33%	2.45%	2.40%	2.43%	2.40%	2.42%

Net interest margin	3.78%	3.72%	3.68%	3.64%	3.60%	3.75%	3.59%
Equity to assets	9.15%	8.13%	7.37%	7.55%	7.30%
Tier one leverage	7.59%	7.38%	7.14%	7.26%	7.30%
Tangible capital ratio	5.93%	5.48%	5.40%	5.51%	5.16%

(1)	Noninterest income excludes gains(losses) on sale of securities and gain on sale of branches. Noninterest expense excludes net losses related to the early extinguishment of debt.
(2)	Net losses on the early extinguishment of debt includes losses incurred on unwinding related interest rate swap derivatives.
(3)	Other income includes nonrecurring gains on the sale of properties held for sale and certain other assets totalling $2.8 million, $486,000 and $1.7 million in the 2nd quarter of 2005, the 1st quarter of 2005 and the 4th quarter of 2004, respectively.
*	Annualized

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (2)

(Dollars in thousands)	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004
Assets:

Cash and due from banks	$413,885	$413,969	$334,470	$335,836	$357,862
Interest-bearing deposits in banks	21,036	23,585	23,407	11,308	10,912
Federal funds sold and securities purchased under agreements to resell	668,267	505,937	246,491	262,415	37,144
Securities available for sale	3,076,374	3,689,652	3,647,402	3,520,259	3,338,855
Investment securities	4,193	4,952	6,152	6,759	7,377
Loans held for sale	751,231	648,643	678,496	508,317	545,905
Total loans, net:
Mortgage warehouse loans	713,254	663,619	1,114,923	1,050,990	1,041,070
All other loans	13,864,136	12,759,922	11,742,888	11,511,363	11,264,957
Less: Allowance for loan losses	(166,050)	(153,634)	(148,802)	(147,058)	(147,000)

Loans, net	14,411,340	13,269,907	12,709,009	12,415,295	12,159,027
Premises and equipment, net	299,772	278,791	270,236	268,249	270,282
Intangible assets, net	716,903	560,522	394,140	392,560	395,381
Other real estate owned	4,245	8,229	9,865	9,286	11,084
Bank owned life insurance	338,820	335,353	315,739	212,290	209,955
Accrued interest and other assets	278,242	261,669	261,743	248,725	249,235

Total Assets	$20,984,308	$20,001,209	$18,897,150	$18,191,299	$17,593,019

Liabilities and Shareholders’ Equity:

Non-interest bearing transaction accounts	$3,114,321	$2,958,496	$2,468,529	$2,367,167	$2,338,367
Interest-bearing transaction accounts	5,772,340	5,308,417	5,077,509	4,971,473	4,746,510

Total non-time deposits	8,886,661	8,266,913	7,546,038	7,338,640	7,084,877
Time deposits	5,260,074	4,713,230	4,315,645	4,041,032	3,962,168

Total deposits	14,146,735	12,980,143	11,861,683	11,379,672	11,047,045
Short-term borrowings	3,285,688	3,216,567	3,312,265	3,044,043	2,883,945
Subordinated debt	272,044	266,551	273,598	278,225	270,536
Junior subordinated debt	320,030	308,952	313,213	315,552	309,324
Long-term debt	956,920	1,509,474	1,631,617	1,734,966	1,727,326
Other liabilities	83,258	94,325	111,159	65,054	71,348

Total liabilities	19,064,675	18,376,012	17,503,535	16,817,512	16,309,524

Common stock, par value $2.50 share (1)	388,341	364,068	334,559	334,043	333,601
Additional paid in capital	756,593	561,701	343,694	333,791	332,629
Retained earnings	792,313	757,061	725,039	697,215	670,908
Unearned compensation	(6,773)	(7,329)	(449)	(648)	(1,087)
Accumulated other comprehensive income (loss), net of taxes	(10,841)	(50,304)	(9,228)	9,386	(52,556)

Total shareholders’ equity	1,919,633	1,625,197	1,393,615	1,373,787	1,283,495

Total Liabilities and Shareholders’ Equity	$20,984,308	$20,001,209	$18,897,150	$18,191,299	$17,593,019

(1) Common Shares Authorized	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Common Shares Issued	155,336,221	145,627,339	133,823,776	133,617,232	133,440,337
Common Shares Outstanding	155,336,221	145,627,339	133,823,776	133,617,232	133,440,337

(2)	Certain reclassifications have been made to prior period amounts to conform to current presentations.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES (1)

(unaudited)

	Three Months Ended
	June 30, 2005			March 31, 2005			June 30, 2004
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
All other loans, net of unearned income(3)(4)	$13,277,037	$214,624	6.48%	$12,216,381	$186,468	6.18%	$10,940,072	$148,514	5.46%
Mortgage warehouse loans	692,234	8,764	5.08%	970,044	11,367	4.75%	1,120,277	11,251	4.04%
Loans held for sale	628,435	8,073	5.13%	719,822	9,531	5.29%	526,491	6,456	4.91%
Investment securities and securities available for sale(4)	3,776,556	43,223	4.58%	3,840,355	43,755	4.56%	3,368,919	38,051	4.52%
Other interest-earning assets	444,756	4,799	4.33%	330,781	3,143	3.85%	102,070	413	1.62%

Total interest-earning assets(2)	18,819,018	$279,483	5.95%	18,077,383	$254,264	5.68%	16,057,829	$204,685	5.12%

Nonearning assets(4)	1,743,684			1,516,553			1,202,454

Total assets	$20,562,702			$19,593,936			$17,260,283

Liabilities and Shareholders’ Equity:
Interest-bearing non-time deposits	$5,477,064	$19,729	1.44%	$5,207,921	$14,329	1.12%	$4,479,605	$9,828	0.88%
Time deposits	5,000,161	38,720	3.11%	4,539,549	31,483	2.81%	3,955,769	24,146	2.46%
Short-term borrowings	2,930,500	19,797	2.71%	3,259,642	18,647	2.32%	3,047,093	7,640	1.01%
Long-term debt(4)	2,261,021	23,443	4.16%	2,312,930	22,763	3.99%	2,265,437	18,956	3.36%

Total interest-bearing liabilities	15,668,746	$101,689	2.60%	15,320,042	$87,222	2.31%	13,747,904	$60,570	1.77%

Noninterest-bearing demand deposits	3,011,366			2,644,307			2,168,594
Other liabilities(4)	99,187			110,942			102,810

Total liabilities	18,779,299			18,075,291			16,019,308
Shareholders’ equity	1,783,403			1,518,645			1,240,975

Total liabilities and shareholders’ equity	$20,562,702			$19,593,936			$17,260,283
Rate differential			3.35%			3.37%			3.35%

Net yield on interest-earning assets		$177,794	3.78%		$167,042	3.72%		$144,115	3.60%

(1)	Certain reclassifications have been made to prior period amounts to conform to current presentations.
(2)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.
(3)	Loans, net of unearned income for the purpose of this presentation excludes mortgage warehouse lending.
(4)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities. All quarters presented reflect this presentation.

AVERAGE VOLUME AND RATES (1)

(unaudited)

	Six Months Ended June 30,
	2005			2004
(Dollars in thousands)	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
All other loans, net of unearned income(3)(4)	$12,749,638	$401,092	6.34%	$10,765,206	$293,706	5.48%
Mortgage warehouse loans	830,372	20,131	4.89%	1,001,789	19,882	3.99%
Loans held for sale	673,876	17,604	5.21%	431,183	10,968	5.09%
Investment securities and securities available for sale(4)	3,808,279	86,978	4.57%	3,259,948	73,899	4.53%
Other interest-earning assets	388,084	7,942	4.13%	65,313	491	1.51%

Total interest-earning assets(2)	18,450,249	$533,747	5.82%	15,523,439	$398,946	5.16%
Nonearning assets(4)	1,630,746			1,172,308

Total assets	$20,080,995			$16,695,747

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$5,343,236	$34,057	1.29%	$4,293,741	$18,328	0.86%
Time deposits	4,771,128	70,203	2.97%	3,938,397	48,598	2.48%
Short-term borrowings	3,094,162	38,444	2.51%	2,839,107	14,134	1.00%
Long-term debt(4)	2,286,832	46,207	4.07%	2,243,935	40,157	3.60%

Total interest-bearing liabilities	15,495,358	$188,911	2.46%	13,315,180	$121,217	1.83%
Noninterest-bearing demand deposits	2,828,851			2,051,075
Other liabilities(4)	105,031			108,675

Total liabilities	18,429,240			15,474,930
Shareholders’ equity	1,651,755			1,220,817

Total liabilities and shareholders’ equity	$20,080,995			$16,695,747

Rate differential			3.36%			3.33%

Net yield on interest-earning assets		$344,836	3.75%		$277,729	3.59%

(1)	Certain reclassifications have been made to prior period amounts to conform to current presentations.
(2)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.
(3)	Loans, net of unearned income for the purpose of this presentation excludes mortgage warehouse lending.
(4)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities. All quarters presented reflect this presentation.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS AND LOAN LOSS RESERVE ANALYSIS (unaudited)

NONPERFORMING ASSETS

(Dollars in thousands)	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004
Nonaccrual loans	$23,845	$28,996	$26,983	$32,159	$34,994
Restructured loans	173	182	191	233	248

Total nonperforming loans	24,018	29,178	27,174	32,392	35,242
Other real estate owned	4,245	8,229	9,865	9,286	11,084
Loans held for sale	1,225	1,262	—	—	—

Total nonperforming assets	$29,488	$38,669	$37,039	$41,678	$46,326

Aggregate loans contractually past due 90 days for which interest is being accrued	$6,720	$5,651	$8,096	$11,627	$11,537
Total charge-offs	$17,523	$10,529	$29,811	$24,853	$15,997
Total recoveries	(5,210)	(3,514)	(6,213)	(4,899)	(3,138)

Net charge-offs:
Year to date	12,313	7,015	23,598	19,954	12,859
Quarter to date	5,298	7,015	3,644	7,095	6,852

RATIOS

Period end:
Total nonperforming assets as a percent of net loans and other nonperforming assets	0.20%	0.29%	0.29%	0.33%	0.38%
Allowance as a percent of nonperforming assets	563%	397%	402%	353%	317%
Allowance as a percent of nonperforming loans	691%	527%	548%	454%	417%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	0.15%	0.21%	0.12%	0.23%	0.23%
Year to date (annualized)	0.18%	0.21%	0.19%	0.22%	0.22%